   As Filed with the Securities and Exchange Commission on January 3, 2000



                                                      Registration No. 333-92781

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------


                               AMENDMENT NO. 1
                                      TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                               RIDDELL SPORTS INC.
             (Exact name of registrant as specified in its charter)

                       ----------------------------------

      Delaware                         3949                        22-2890400
----------------------         ---------------------------      ----------------
(State or other juris-         primary standard industrial      (I.R.S. Employer
 diction of incorpora-         classification code number        identification
 tion or organization)                                                number)

       50 East 42nd Street, Suite 1808, New York, NY 10017 (212) 808-5400
    ------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                       ----------------------------------

                                DAVID GROELINGER
                             CHIEF FINANCIAL OFFICER
                              RIDDELL SPORTS INC.,
                     50 EAST 42ND STREET, NEW YORK, NY 10017
                                 (212) 808-5400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                       ----------------------------------

                                   COPIES TO:

CLIFFORD A. BRANDEIS, ESQ.                    RUBI FINKELSTEIN, ESQ.
ZUKERMAN GORE & BRANDEIS, LLP                 ORRICK HERRINGTON & SUTCLIFFE, LLP
900 THIRD AVENUE                              666 FIFTH AVENUE
NEW YORK, NEW YORK  10022                     NEW YORK, NY 10103
Phone: (212) 223-6700                         Phone: (212) 506-5000
Fax: (212) 223-6433                           Fax: (212) 506-5151

      Approximate date of commencement of proposed sale to the public: As soon as practicable after effective date of the registration statement.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. //

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. //

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. //

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. //

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. //

---------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------
                                             Proposed
                                             Maximum     Proposed
                                             Offering    Maximum          Amount of
Title of Each Class of        Amount to be   Price Per   Aggregate        Registration
Securities to Be Registered   Registered     Unit        Offering Price   Fee
---------------------------------------------------------------------------------------
Common Stock, par value       1,287,500         $3.125   $4,023,437.50    $1,062.25(1)
$.01 per share
---------------------------------------------------------------------------------------
Rights                        1,000,000            N/A             N/A             (2)
---------------------------------------------------------------------------------------
Warrants                      1,000,000            .01         $10,000        $2.64(3)
                                                                              -----
---------------------------------------------------------------------------------------
Total                                                                        $1,064.89
                                                                             =========
---------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(c), and includes an additional 37,500 shares of Common Stock which the Underwriter has the option to purchase to cover over-allotments, if any.

(2) Pursuant to Rule 457(3), no registration fee is payable with respect to the rights since the rights are being registered in the same registration statement as the securities to be offered pursuant thereto.

(3)   Calculated pursuant to Rule 457(g)(i).


      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 3, 2000.


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                     RIDDELL SPORTS INC.

                                     By: /s/ David Mauer
                                        ------------------------
                                        David Mauer

                                     Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DAVID M. MAUER and DAVID GROELINGER and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or his substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ David M. Mauer           Chief Executive Officer           January 3, 2000
--- ----- -- -----           and Director David M. Mauer
(Principal Executive Officer)


/s/ Robert Nederlander       Chairman of the Board             January 3, 2000
--- ------ -----------
Robert Nederlander

/s/ Jeffrey G. Webb          Vice Chairman of the Board        January 3, 2000
--- ------- -- ----          and President and Chief
Jeffrey G. Webb              Operating Officer of
                             Varsity Spirit Corporation

/s/ Leonard Toboroff         Vice President and Director       January 3, 2000
--- ------- --------
Leonard Toboroff

/s/ David Groelinger         Executive Vice President and      January 3, 2000
--- ----- ----------         Chief Financial Officer
David Groelinger             (Principal Financial Officer)

/s/ Lawrence Simon           Senior Vice President             January 3, 2000
--- -------- -----           (Principal Accounting Officer)
Lawrence Simon

/s/ Don Kornstein            Director                          January 3, 2000
--- --- ---------
Don Kornstein

/s/ John McConnaughy, Jr.    Director                          January 3, 2000
--- ---- ------------ ---
John McConnaughy, Jr.

/s/ Glenn E. Schembechler    Director                          January 3, 2000
--- ----- -- ------------
Glenn E. Schembechler

/s/ Arthur N. Seessel, III   Director                          January 3, 2000
--- ------ -- -------- ---
Arthur N. Seessel, III


                                     II-12